Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-273519) and Form S-8 (No. 333-267088) of IperionX Limited of our report dated September 18, 2023, relating to the consolidated financial statements, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers

Perth, Australia
September 18, 2023